Exhibit 99.2

FOR IMMEDIATE RELEASE


                        EQUITY CORPORATION INTERNATIONAL
            RESCHEDULES SPECIAL STOCKHOLDER MEETING TO APPROVE MERGER


         Lufkin, Texas, December 17, 1998 - Equity Corporation International ("ECI") (NYSE: EQU) announced today that it has rescheduled the date of its Special Meeting of Stockholders to Thursday, December 31, 1998. The meeting will be held at 10:00 A.M., Houston time, at the Doubletree Hotel Post Oak, 2001 Post Oak Boulevard, Houston, Texas. Stockholders of ECI will be asked to approve the proposed merger of ECI with a wholly-owned subsidiary of Service Corporation International ("SCI") (NYSE: SRV) and the related merger agreement, as amended. The record date for ECI stockholders entitled to vote at the Special Meeting will continue to be November 19, 1998. ECI will mail to stockholders entitled to vote at the Special Meeting a supplement to the Proxy Statement/Prospectus discussing the previously announced recent amendment to the merger agreement together with an additional proxy. Proxies previously submitted in connection with the postponed Special Meeting of Stockholders will be voted at the rescheduled meeting, unless revoked.

         This release shall not constitute an offer to purchase securities of SCI or a solicitation of proxies in connection with the proposed Special Meeting of Stockholders of ECI. Such offers and solicitations will be made solely by means of the supplement and the Proxy Statement/ Prospectus mailed to ECI stockholders entitled to vote at the Special Meeting. A copy of the supplement or the Proxy Statement/Prospectus may be obtained from ECI by contacting W. Cardon Gerner, Chief Financial Officer at (409) 631-8703.